Exhibit 99.B(g)(1)(xi)

TENTH AMENDMENT AGREEMENT

Amending the terms of a Custody Agreement

This Amendment Agreement, made as of November 25, 2019, is made by and between Baillie Gifford Funds, a Massachusetts business trust (the “Trust”) on behalf of each series of the Trust, and the Bank of New York Mellon.

WITNESSETH:

The Trust (acting on behalf of certain series of the Trust) and the Bank of New York (now known as the Bank of New York Mellon (“BNYM”)) entered into a custody agreement on September 29, 2000, as amended, pursuant to which the Trust appointed the Bank of New York (now known as BNYM) as custodian of certain series of the Trust (the “Custody Agreement”).

The parties now wish to amend Schedule II to the Custody Agreement to reflect name changes for the series of the Trust.  By executing this Amendment Agreement, the parties hereby agree to be bound by all terms of the Custody Agreement as herein amended, as if each series of the Trust listed on Schedule II was a party to the Custody Agreement, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Custody Agreement as follows:

1.             Schedule II

Schedule II shall be deleted in its entirety and replaced with the Schedule annexed hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized:

BAILLIE GIFFORD FUNDS, in its own capacity and on behalf of each of Baillie Gifford Asia Ex Japan Fund, Baillie Gifford Developed EAFE All Cap Fund, Baillie Gifford EAFE Plus All Cap Fund, Baillie Gifford Emerging Markets Equities Fund, Baillie Gifford Global Alpha Equities Fund, Baillie Gifford Global Stewardship Equities Fund, Baillie Gifford International All Cap Fund, Baillie Gifford International Alpha Fund, Baillie Gifford International Concentrated Growth Equities Fund, Baillie Gifford International Growth Fund, Baillie Gifford International Smaller Companies Fund, Baillie Gifford Long Term Global Growth Fund, Baillie Gifford Multi Asset Fund, Baillie Gifford Positive Change Equities Fund and Baillie Gifford U.S. Equity Growth Fund.

/s/ Julie Paul
Name: Julie Paul
Authority: Vice President, Baillie Gifford Funds

BANK OF NEW YORK MELLON
/s/ Robert Jordan

Name: Robert Jordan

Authority: Director

Schedule II

(Dated November 25, 2019)

Series

1 -    Baillie Gifford Asia Ex Japan Fund (formerly known as The Asia Ex Japan Fund)

2 -    Baillie Gifford Developed EAFE All Cap Fund (formerly known as The EAFE Pure Fund)

3 -    Baillie Gifford EAFE Plus All Cap Fund (formerly known as The EAFE Choice Fund)

4 -    Baillie Gifford Emerging Markets Equities Fund (formerly known as The Emerging Markets Fund)

5 -    Baillie Gifford Global Alpha Equities Fund (formerly known as The Global Alpha Equity Fund)

6 -    Baillie Gifford Global Stewardship Equities Fund (formerly known as The Global Select Equity Fund)

7 -    Baillie Gifford International All Cap Fund (formerly known as The International Choice Fund)

8 -    Baillie Gifford International Alpha Fund (formerly known as The International Equity Fund)

9 -    Baillie Gifford International Concentrated Growth Equities Fund (formerly known as The International Concentrated Growth Fund)

10 -Baillie Gifford International Growth Fund (formerly known as The EAFE Fund)

11 -Baillie Gifford International Smaller Companies Fund (formerly known as The International Smaller Companies Fund)

12 -Baillie Gifford Long Term Global Growth Fund (formerly known as The Long Term Global Growth Equity Fund)

13 -Baillie Gifford Multi Asset Fund (formerly known as The Multi Asset Fund)

14 -Baillie Gifford Positive Change Equities Fund (formerly known as The Positive Change Equity Fund)

15 -Baillie Gifford U.S. Equity Growth Fund (formerly known as The U.S. Equity Growth Fund)